Exhibit 99.1

Intercontinental Exchange Reports Fourth Quarter 2018

• Fourth quarter revenues of $1.3 billion, +14% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“2018 marked our 13th consecutive year of record revenues - a track record directly attributable to customer demand for our risk management solutions and the investments we've made to enhance our technology, expand our content and broaden our distribution. As we look to 2019, we remain focused on bringing mission-critical solutions to our customers and delivering value to our stockholders."

• GAAP diluted EPS of $1.07

• Adj. diluted EPS of $0.94, +25% y/y

• Operating margin of 52%; Adj. operating margin of 58%

• Nearly $1.8 billion returned to stockholders in 2018, +23% y/y

ATLANTA & NEW YORK, February 7, 2019 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the fourth quarter and full year of 2018. For the quarter ended December 31, 2018, consolidated net income attributable to ICE was $611 million on $1.3 billion of consolidated revenues less transaction-based expenses. Fourth quarter GAAP diluted earnings per share (EPS) were $1.07. Adjusted net income attributable to ICE was $536 million in the fourth quarter and adjusted diluted EPS were $0.94, up 25% year-over-year.

For the full year of 2018 consolidated net income attributable to ICE was $2.0 billion on $5.0 billion of consolidated revenues less transaction-based expenses. Full year 2018 GAAP diluted EPS were $3.43. On an adjusted basis, net income attributable to ICE for the year was $2.1 billion and adjusted diluted EPS were $3.59, up 21% year-over-year.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS, organic data revenue and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "In addition to record revenues, we generated record cash flows in 2018, enabling us to return nearly $1.8 billion in capital to stockholders, more than any year in our history. As we enter 2019, we remain committed to prudent capital management and a disciplined approach to investment to support continued growth and to enhance long-term stockholder value."

Fourth Quarter and Full Year 2018 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin	Net Revenue	Op Margin	Adj Op Margin
	Full Year 2018			4Q18
Data and Listings	$2,559	42%	51%	$651	42%	51%
Trading and Clearing	$2,420	62%	66%	$657	61%	65%
Consolidated	$4,979	52%	58%	$1,308	52%	58%

Fourth quarter consolidated net revenues were $1.3 billion, up 14% year-over-year. Data and listings revenues in the fourth quarter were $651 million and trading and clearing net revenues were $657 million, up 4% and 27% year-over-year, respectively. Consolidated operating expenses were $632 million for the fourth quarter of 2018. On an adjusted basis, consolidated operating expenses were $553 million. Consolidated operating income for the fourth quarter was $676 million and the operating margin was 52%. On an adjusted basis, consolidated operating income for the fourth quarter was $755 million and the adjusted operating margin was 58%.

Full year 2018 consolidated net revenues were $5.0 billion, up 7% year-over-year. Full year 2018 data and listings revenues were $2.6 billion and trading and clearing net revenues were $2.4 billion, up 2% and 14% year-over-year, respectively. Consolidated operating expenses were $2.4 billion for 2018. On an adjusted basis, consolidated operating expenses were $2.1 billion. Consolidated operating income for the year was $2.6 billion and the operating margin was 52%. On an adjusted basis, consolidated operating income for the year was $2.9 billion and the adjusted operating margin was 58%.

Data and Listings Segment Results

Fourth quarter data and listings revenues were $651 million, including data revenues of $539 million, up 3% year-over-year, negatively impacted by the divestiture of Trayport in the fourth quarter of 2017, and listings revenues of $112 million, up 8% year-over-year. On an organic, constant currency basis(1), segment revenues were up 6% with data revenues up 6% year-over-year and listings revenues up 8% year-over-year. Data and listings operating expenses were $376 million and on an adjusted basis, were $321 million in the fourth quarter. Segment operating income for the fourth quarter was $275 million and the operating margin was 42%. On an adjusted basis, operating income was $330 million and the adjusted operating margin was 51%.

$ (in millions)	4Q18	4Q17	% Chg	Organic	Organic Const Curr(1)
Revenue:
Pricing and Analytics	$264	$248	6%	7%	7%
Exchange Data and Feeds	174	160	9%	7%	7%
Desktops and Connectivity	101	117	(13)%	—	1%
Data Total	539	525	3%	6%	6%
Listings	112	104	8%	8%	8%
Segment Revenue	$651	$629	4%	6%	6%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q17, 1.3279 and 1.1779, respectively. References to organic growth excludes businesses that have been acquired, divested or discontinued that significantly impact the comparable periods. For 4Q18 and 4Q17, $6 million and $21 million of data revenues were excluded from organic growth, respectively.

Full year 2018 data and listings revenues were $2.6 billion, including data revenues of $2.1 billion, up 1% year-over-year, negatively impacted by the divestiture of Trayport in the fourth quarter of 2017, and listings revenues of $444 million, up 4% year-over-year, negatively impacted by the sale of NYSE Governance Services in the second quarter of 2017. On an organic, constant currency basis(1), segment revenues were up 5% with data revenues up 5% year-over-year and listings revenues up 6% year-over-year. Data and listings operating expenses were $1.5 billion and on an adjusted basis, were $1.2 billion for the year. Segment operating income for the full year was $1.1 billion and the operating margin was 42%. On an adjusted basis, operating income was $1.3 billion and the adjusted operating margin was 51%.

$ (in millions)	FY18	FY17	% Chg	Organic	Organic Const Curr(1)
Revenue:
Pricing and Analytics	$1,043	$970	7%	7%	7%
Exchange Data and Feeds	670	632	6%	5%	5%
Desktops and Connectivity	402	482	(17)%	2%	2%
Data Total	2,115	2,084	1%	5%	5%
Listings	444	426	4%	6%	6%
Segment Revenue	$2,559	$2,510	2%	6%	5%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2017, $1.2890 and $1.1297, respectively. References to organic growth excludes businesses that have been acquired, divested or discontinued that significantly impact the comparable periods. For 2018, $39 million of data revenues were excluded from organic growth. For 2017, $116 million of data revenues and $8 million of listings revenues were excluded from organic growth.

Trading and Clearing Segment Results

Fourth quarter trading and clearing net revenues were $657 million, up 27% from one year ago. Trading and clearing operating expenses were $256 million and adjusted operating expenses were $232 million in the fourth quarter. Segment operating income for the fourth quarter was $401 million and the operating margin was 61%. On an adjusted basis, operating income was $425 million and the adjusted operating margin was 65%.

$ (in millions)	4Q18	4Q17	% Chg
Revenue, net:
Energy	$257	$227	13%
Ags and Metals	54	49	13%
Financials(1)	92	72	28%
Cash Equities and Equity Options	93	70	35%
Fixed Income and Credit(2)	83	32	152%
OTC and Other Transactions(3)	13	13	—
Other Revenue(4)	65	54	21%
Segment Revenue	$657	$517	27%

(1) Financials include interest rates and other financial futures and options.

(2) Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3) OTC & other transactions include physical energy.

(4) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the fourth quarter increased 13% year-over-year driven by a 10% increase in average daily volume (ADV) and a 1% increase in rate per contract (RPC).
•	Ags and metals futures and options revenue in the fourth quarter increased 13% year-over-year driven by a 12% increase in ADV and partially offset by a 1% decrease in RPC.
•	Financials futures and options revenue in the fourth quarter increased 28% year-over-year driven by a 35% increase in ADV and partially offset by a 5% decrease in RPC.
•	U.S. cash equities and equity options revenue in the fourth quarter increased 35% year-over-year driven by a 45% increase in U.S. cash equities ADV and a 44% increase in equity options ADV.

•	Fixed income and credit revenue in the fourth quarter increased 152% year-over-year driven by a 25% increase in CDS clearing revenue and the addition of BondPoint, TMC Bonds and MERS.

	ADV (lots in thousands)		RPC
	4Q18	% Chg	4Q18	% Chg
Energy	2,900	10%	$1.38	1%
Ags & Metals	379	12%	$2.24	(1)%
Financials	2,933	35%	$0.48	(5)%
Interest Rates	2,456	37%	$0.37	(3)%
Other Financials	477	23%	$1.02	(4)%
Total Futures and Options	6,212	21%	$1.00	(6)%

Cash Equities	2,106	45%	$0.048	(7)%
Equity Options	3,866	44%	$0.12	(6)%

The fourth quarter of 2018 included 64 trading days for commodities and other financials, 63 trading days for cash equities and equity options and 65 trading days for interest rates. The fourth quarter of 2017 included 63 trading days for commodities, other financials, cash equities and equity options and 64 trading days for interest rates.

Full year 2018 trading and clearing net revenues were $2.4 billion, up 14% from one year ago. Trading and clearing operating expenses were $911 million and adjusted operating expenses were $824 million in 2018. Segment operating income for the year was $1.5 billion and the operating margin was 62%. On an adjusted basis, operating income was $1.6 billion and the adjusted operating margin was 66%.

$ (in millions)	2018	2017	% Chg
Revenue, net:
Energy	$965	$909	6%
Ags and Metals	251	216	16%
Financials(1)	354	326	9%
Cash Equities and Equity Options	327	286	14%
Fixed Income and Credit(2)	240	139	72%
OTC and Other Transactions(3)	49	50	(2)%
Other Revenue(4)	234	202	16%
Segment Revenue	$2,420	$2,128	14%

(1) Financials include interest rates and other financial futures and options.

(2) Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3) OTC & other transactions include physical energy.

(4) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue for the full year 2018 increased 6% year-over-year driven by a 5% increase in RPC and a 1% increase in ADV.
•	Ags and metals futures and options revenue for the full year 2018 increased 16% year-over-year driven by a 14% increase in ADV and a 2% increase in RPC.
•	Financials futures and options revenue for the full year 2018 increased 9% year-over-year driven by a 9% increase in ADV.
•	U.S. cash equities and equity options revenue for the full year 2018 increased 14% year-over-year driven by a 43% increase in equity options ADV and a 14% increase in U.S. cash equities.
•	Fixed income and credit revenue for the full year 2018 increased 72% year-over-year driven by a 22% increase in CDS clearing revenue and the addition of BondPoint, TMC Bonds and MERS.

	ADV (lots in thousands)		RPC
	2018	% Chg	2018	% Chg
Energy	2,747	1%	$1.39	5%
Ags and Metals	427	14%	$2.34	2%
Financials	2,770	9%	$0.49	—%
Interest Rates	2,330	14%	$0.38	4%
Other Financials	440	(10)%	$1.05	6%
Total Futures and Options	5,944	5%	$1.03	2%

Cash Equities	1,734	14%	$0.050	(2)%
Equity Options	3,386	43%	$0.12	(17)%

2018 included 252 trading days for commodities and other financials, 251 trading days for cash equities and equity options and 257 trading days for interest rates. 2017 included 251 trading days for commodities, other financials, cash equities and equity options and 256 trading days for interest rates.

Other Matters

•	ICE repurchased $1.2 billion of its common stock and paid $555 million in dividends in 2018.
•	Unrestricted cash was $724 million and outstanding debt was $7.4 billion as of December 31, 2018.

•	Operating cash flow for 2018 was $2.5 billion, up 21% from $2.1 billion one year ago. 2018 free cash flow was $2.3 billion, up 32% from $1.7 billion one year ago.
•	The effective tax rate for the fourth quarter was 16%.

Financial Guidance

	GAAP	Non-GAAP
2019 Data Revenue	$2.19 - $2.24 billion
1Q19 Data Revenue	$540 - $545 million
2019 Operating Expenses	$2.45 - $2.50 billion	$2.15 - $2.20 billion(1)
1Q19 Operating Expenses	$610 - $620 million	$535 - $545 million(1)
1Q19 Interest Expense	$71 million
2019 Expense Synergies	$30 million
2019 Capital Expenditures	$290 - $320 million for operational, non-operational capital expenditures and capitalized development
2019 Effective Tax Rate	22.5% - 24.5%(2)
1Q19 Weighted Average Shares Outstanding	568 - 574 million shares reflecting January 2019 share repurchases

(1) 2019 and 1Q19 non-GAAP operating expenses exclude amortization of acquisition-related intangibles.

(2) This represents 2019 full year guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.

Earnings Conference Call Information

ICE will hold a conference call today, February 7, at 8:30 a.m. ET to review its fourth quarter 2018 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 8241674 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2019 earnings has been scheduled for May 2, 2019 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended December 31,		Three Months Ended December 31,
Revenues:	2018	2017	2018	2017
Transaction and clearing, net	$3,483	$3,131	$961	$758
Data services	2,115	2,084	539	525
Listings	444	426	112	104
Other revenues	234	202	65	54
Total revenues	6,276	5,843	1,677	1,441
Transaction-based expenses:
Section 31 fees	357	372	85	97
Cash liquidity payments, routing and clearing	940	833	284	198
Total revenues, less transaction-based expenses	4,979	4,638	1,308	1,146
Operating expenses:
Compensation and benefits	994	946	262	229
Professional services	131	121	40	27
Acquisition-related transaction and integration costs	34	36	1	9
Technology and communication	432	397	112	103
Rent and occupancy	68	69	18	17
Selling, general and administrative	151	155	42	38
Depreciation and amortization	586	535	157	131
Total operating expenses	2,396	2,259	632	554
Operating income	2,583	2,379	676	592
Other income (expense):
Interest income	22	8	7	3
Interest expense	(244)	(187)	(71)	(50)
Other income, net	159	326	126	126
Other income (expense), net	(63)	147	62	79
Income before income tax expense	2,520	2,526	738	671
Income tax expense (benefit)	500	(28)	119	(568)
Net income	$2,020	$2,554	$619	$1,239
Net income attributable to non-controlling interest	(32)	(28)	(8)	(6)
Net income attributable to Intercontinental Exchange, Inc.	$1,988	$2,526	$611	$1,233

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$3.46	$4.29	$1.07	$2.11
Diluted	$3.43	$4.25	$1.07	$2.09
Weighted average common shares outstanding:
Basic	575	589	569	584
Diluted	579	594	573	589
Dividend per share	$0.96	$0.80	$0.24	$0.20

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$724	$535
Short-term restricted cash and cash equivalents	818	769
Customer accounts receivable, net	953	903
Margin deposits, guaranty funds and delivery contracts receivable	63,955	51,222
Prepaid expenses and other current assets	242	133
Total current assets	66,692	53,562
Property and equipment, net	1,241	1,246
Other non-current assets:
Goodwill	13,085	12,216
Other intangible assets, net	10,462	10,269
Long-term restricted cash and cash equivalents	330	264
Other non-current assets	981	707
Total other non-current assets	24,858	23,456
Total assets	$92,791	$78,264

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$521	$462
Section 31 fees payable	105	128
Accrued salaries and benefits	280	227
Deferred revenue	135	125
Short-term debt	951	1,833
Margin deposits, guaranty funds and delivery contracts payable	63,955	51,222
Other current liabilities	161	178
Total current liabilities	66,108	54,175
Non-current liabilities:
Non-current deferred tax liability, net	2,337	2,298
Long-term debt	6,490	4,267
Accrued employee benefits	204	243
Other non-current liabilities	350	296
Total non-current liabilities	9,381	7,104
Total liabilities	75,489	61,279
Commitments and contingencies
Redeemable non-controlling interests in consolidated subsidiaries	71	—
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(2,354)	(1,076)
Additional paid-in capital	11,547	11,392
Retained earnings	8,317	6,858
Accumulated other comprehensive loss	(315)	(223)
Total Intercontinental Exchange, Inc. stockholders’ equity	17,201	16,957
Non-controlling interest in consolidated subsidiaries	30	28
Total equity	17,231	16,985
Total liabilities and equity	$92,791	$78,264

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share, organic data revenue and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017	2018	2017
Total revenues, less transaction-based expenses	$2,420	$2,128	$2,559	$2,510	$4,979	$4,638
Total operating expenses	$911	$781	$1,485	$1,478	$2,396	$2,259
Less: Interactive Data transaction and integration costs and acquisition-related success fees	6	—	24	31	30	31
Less: Amortization of acquisition-related intangibles	73	53	214	208	287	261
Less: Accruals relating to investigations and inquiries	—	14	—	—	—	14
Less: Impairment on divestiture of NYSE Governance Services	—	—	—	6	—	6
Less: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	4	—	—	—	4	—
Less: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	4	—	—	—	4	—
Adjusted total operating expenses	$824	$714	$1,247	$1,233	$2,071	$1,947
Operating income	$1,509	$1,347	$1,074	$1,032	$2,583	$2,379
Adjusted operating income	$1,596	$1,414	$1,312	$1,277	$2,908	$2,691
Operating margin	62%	63%	42%	41%	52%	51%
Adjusted operating margin	66%	66%	51%	51%	58%	58%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2018	2017	2018	2017	2018	2017
Total revenues, less transaction-based expenses	$657	$517	$651	$629	$1,308	$1,146
Total operating expenses	$256	$186	$376	$368	$632	$554
Less: Interactive Data transaction and integration costs and acquisition-related success fees	1	—	—	8	1	8
Less: Amortization of acquisition-related intangibles	23	12	55	53	78	65
Adjusted total operating expenses	$232	$174	$321	$307	$553	$481
Operating income	$401	$331	$275	$261	$676	$592
Adjusted operating income	$425	$343	$330	$322	$755	$665
Operating margin	61%	64%	42%	41%	52%	52%
Adjusted operating margin	65%	67%	51%	51%	58%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Net income attributable to ICE	$1,988	$2,526
Add: Interactive Data transaction and integration costs and acquisition-related success fees	30	31
Add: Amortization of acquisition-related intangibles	287	261
Less: Gain on acquisition of MERS	(110)	—
Add: Accruals relating to investigation and inquiries	—	14
Add: Impairment on divestiture of NYSE Governance Services	—	6
Add: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	4	—
Add: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	4	—
Add/ (Less): Gain on divestiture of Trayport, net	1	(110)
Less: Cetip investment gain, net	—	(167)
Less: Income tax effect for the above items	(98)	(43)
Less: Deferred tax adjustments from U.S. tax rate reduction	(11)	(764)
Add/ (Less): Deferred tax adjustments on acquisition-related intangibles	(5)	10
Less: Other tax adjustments	(13)	—
Adjusted net income attributable to ICE	$2,077	$1,764

Diluted earnings per share attributable to ICE	$3.43	$4.25

Adjusted diluted earnings per share attributable to ICE	$3.59	$2.97

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Net income attributable to ICE	$611	$1,233
Add: Interactive Data transaction and integration costs and acquisition-related success fees	1	8
Add: Amortization of acquisition-related intangibles	78	65
Less: Gain on acquisition of MERS	(110)	—
Less: Gain on divestiture of Trayport, net	—	(110)
Add/ (Less): Income tax effect for the above items	(35)	11
Add/ (Less): Tax adjustments from U.S. tax rate reduction	1	(764)
Less: Deferred tax adjustment on acquisition-related intangibles	(10)	(2)
Adjusted net income attributable to ICE	$536	$441

Diluted earnings per share attributable to ICE	$1.07	$2.09

Adjusted diluted earnings per share attributable to ICE	$0.94	$0.75

GAAP to Organic Data Revenue

(In millions)

(Unaudited)

	2018	2017
Data Revenue (as reported)	$2,115	$2,084
Adjusted for:
2017 Divestitures & wind down of acq. businesses(1)	—	(116)
Acquisitions(2)	(39)	—
Organic Data Revenue	$2,076	$1,968

FX Impact(3)	(8)	—
Organic, constant currency revenue	$2,068	$1,968

(1) Includes $74 million of revenue related to the divestiture of Trayport, $16 million for the sale of IDMS and $26 million of revenue related to the wind down of acquired businesses. Wind down of acquired businesses includes the discontinuation of certain businesses acquired as part of larger acquisitions that are no longer strategic for the company. These include the anticipated 2018 erosion of legacy SPSE customers who can no longer use IDC & SPSE as their primary and secondary source of data and the impact of exiting certain non-strategic components of the legacy IDC 7-Ticks business.

(2) Includes revenues from TMX, ICE BofAML, NGX, BondPoint, TMC and CHX.

(3) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2017, 1.2890 and 1.1297, respectively. For the year ending December 31, 2018, 6% of our data revenues were billed in pounds sterling and 3% in euros. For the year ending December 31, 2017, 9% of our data revenues were billed in pounds sterling and 3% in euros.

GAAP to Organic Data Revenue

(In millions)

(Unaudited)

	4Q18	4Q17
Data Revenue (as reported)	$539	$525
Adjusted for:
2017 Divestitures & wind down of acq. businesses(1)	—	(21)
Acquisitions(2)	(6)	—
Organic Data Revenue	$533	$504

FX Impact(3)	1	—
Organic, constant currency revenue	$534	$504

(1) Includes $16 million of revenue related to the divestiture of Trayport in the fourth quarter of 2017 and $5 million of revenue related to the wind down of acquired businesses. Wind down of acquired businesses includes the discontinuation of certain businesses acquired as part of larger acquisitions that are no longer strategic for the company. These include the anticipated 2018 erosion of legacy SPSE customers who can no longer use IDC & SPSE as their primary and secondary source of data and the impact of exiting certain non-strategic components of the legacy IDC 7-Ticks business.

(2) Includes revenues from ICE BofAML, NGX, BondPoint, TMC and CHX.

(3) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q17, 1.3279 and 1.1779, respectively. For the three months ending December 31, 2018, 6% of our data revenues were billed in pounds sterling and 3% in euros. For the three months ending December 31, 2017, 9% of our data revenues were billed in pounds sterling and 3% in euros.

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Twelve months ending December 31, 2018	Twelve months ending December 31, 2017
Cash flow from operations	$2,533	$2,085
Less: Capital expenditures and capitalized software development costs	(280)	(357)
Add: Section 31 fees, net	33	2
Free cash flow	$2,286	$1,730

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company raises more capital than any other exchange in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 7, 2019. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

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Damon Leavell

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damon.leavell@theice.com

media@theice.com